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                                                                    Exhibit 99.1

Company Release - 03/15/2006 07:00

KIMCO REALTY CORPORATION DECLARES COMMON STOCK AND CLASS F PREFERRED STOCK DIVIDENDS

NEW HYDE PARK, N.Y., March 15 /PRNewswire-FirstCall/ -- Kimco Realty Corporation (NYSE: KIM) announced today that its Board of Directors declared a dividend of 33 cents per common share payable on April 17, 2006 to common shareholders of record on April 5, 2006.

The Board also declared the Company's dividend on its Class F Cumulative Redeemable Preferred Stock (NYSE: KIMprF). This dividend of 41.5625 cents per Class F Depositary Share will similarly be paid on April 17, 2006 to Class F preferred shareholders of record on April 3, 2006.

Kimco, a publicly-traded real estate investment trust, has specialized in shopping center acquisitions, development and management for over 45 years, and owns and operates the nation's largest portfolio of neighborhood and community shopping centers with interests in more than 1,046 properties comprising approximately 135.5 million square feet of leasable space located throughout 44 states, Canada and Mexico.

Contact: Scott G. Onufrey

Kimco Realty Corporation
3333 New Hyde Park Road, Suite 100, P.O. Box 5020, New Hyde Park, NY 11042-0020 -- Phone: (516) 869-9000 -- Fax: (516) 869-7250 SOURCE Kimco Realty Corporation http://www.kimcorealty.com/